Exhibit 99.1

FOR IMMEDIATE RELEASE:
February 21, 2024

NiSource announces fourth quarter 2023 results

•Achieved 2023 non-GAAP NOEPS at top end of guidance range
•Raising 2024 non-GAAP NOEPS guidance to $1.70-1.74 from $1.68-1.72
•Reaffirming 6-8% annual 2023-2028 non-GAAP NOEPS growth
•Successfully closed NIPSCO minority interest transaction in December

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced, on a GAAP basis, 2023 net income available to common shareholders of $661.7 million, or $1.48 diluted earnings per share, compared to net income available to common shareholders of $749.0 million, or $1.70 diluted earnings per share, for the same period of 2022.

NiSource also reported 2023 non-GAAP net operating earnings available to common shareholders of $716.3 million, or $1.60 diluted earnings per share, compared to non-GAAP net operating earnings available to common shareholders of $648.2 million, or $1.47 diluted earnings per share, for the same period of 2022. Schedule 1 of this press release contains a complete reconciliation of GAAP measures to non-GAAP measures.**

NiSource is raising 2024 non-GAAP NOEPS guidance to $1.70-1.74 from $1.68-1.72. The 5-year $16 billion base capital expenditure plan drives 2023-2028 annual rate base growth* of 8-10% and annual non-GAAP NOEPS growth of 6-8%.

"Today’s 2023 earnings achievement and increased 2024 NOEPS guidance range are a testament to the resiliency of our financial commitments and our superior regulatory and stakeholder foundation.” said NiSource President and CEO, Lloyd Yates. “Meanwhile, the company’s balance sheet is now strengthened and more flexible following the successful completion of the NIPSCO minority transaction in December. As we move through the winter season our more than 11,000 employees and contractors should be proud of their work providing safe and reliable service to our nearly four million customers.”

*core business rate base growth; select years may exceed range

**Non-GAAP Disclosure Statement

This press release includes financial results and guidance for NiSource with respect to net operating earnings available to common shareholders and diluted earnings per share (NOEPS), which is a non-GAAP financial measure as defined by the SEC. The company includes this measure because management believes they permit investors to view the company’s performance using the same tools that management uses and to better evaluate the company’s ongoing business performance. With respect to guidance on NOEPS, NiSource reminds investors that it does not provide a GAAP equivalent of its guidance on net operating earnings due to the impact of unpredictable factors such as fluctuations in weather, impact of asset sales and impairments and other unusual or infrequent items included in the comparable GAAP measures. The company is not able to estimate the impact of such factors on the comparable GAAP measures and, as such, is not providing guidance on a GAAP basis. In addition, the company is not able to provide a reconciliation of its non-GAAP NOEPS guidance to the comparable GAAP equivalents without unreasonable efforts.

Additional Information

Additional information for the quarter ended December 31, 2023, is available on the Investors section of www.nisource.com, including segment and financial information and a presentation, as well as NiSource’s social media channels. The company alerts investors that it intends to use the Investors section of its website www.nisource.com and as well as the company’s social media channels to disseminate important information about the company to its investors. Investors are advised to look at NiSource’s website and its social media channels for future important information about the company.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.3 million natural gas customers and 500,000 electric customers across six states through its local Columbia Gas and NIPSCO brands. The mission of our approximately 7,400 employees is to deliver safe, reliable energy that drives value to our customers. NiSource is a member of the Dow Jones Sustainability - North America Index and is on Forbes lists of America’s Best Employers for Women and Diversity. Learn more about NiSource’s record of leadership in sustainability, investments in the communities it serves and how we live our vision to be an innovative and trusted energy partner at www.NiSource.com. NI-F

The content of our website is not incorporated by reference into this document or any other report or document NiSource files with the Securities and Exchange Commission (“SEC”).

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FOR ADDITIONAL INFORMATION

Media	Investors
Lynne Evosevich	Christopher Turnure	Michael Weisenburger
Corporate Media Relations	Investor Relations	Investor Relations
(724) 288-1611	(614) 404-9426	(614) 202-2595
levosevich@nisource.com	cturnure@nisource.com	mweisenburger@nisource.com

Forward-Looking Statements

This Press Release contains "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. Forward-looking statements in this press release include, but are not limited to, statements concerning our 2024 guidance on NOEPS, plans, strategies, objectives, expected performance, expenditures, recovery of expenditures through rates, stated on either a consolidated or segment basis, and any and all underlying assumptions and other statements that are other than statements of historical fact. Expressions of future goals and expectations and similar expressions, including "may," "will," "should," "could," "would," "aims," "seeks," "expects," "plans," "anticipates," "intends," "believes," "estimates," "predicts," "potential," "targets," "forecast," and "continue," reflecting something other than historical fact are intended to identify forward-looking statements. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially.

Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this Press Release include, among other things: our ability to execute our business plan or growth strategy, including utility infrastructure investments; potential incidents and other operating risks associated with our business; our ability to work successfully with our third-party investors; our ability to adapt to, and manage costs related to, advances in technology, including alternative energy sources and changes in laws and regulations; our increased dependency on technology; impacts related to our aging infrastructure; our ability to obtain sufficient insurance coverage and whether such coverage will protect us against significant losses; the success of our electric generation strategy; construction risks and supply risks; fluctuations in demand from residential and commercial customers; fluctuations in the price of energy commodities and related transportation costs or an inability to obtain an adequate, reliable and cost-effective fuel supply to meet customer demand; our ability to attract, retain or re-skill a qualified, diverse workforce and maintain good labor relations; our ability to manage new initiatives and organizational changes; the actions of activist stockholders; the performance and quality of third-party suppliers and service providers; potential cybersecurity attacks or security breaches; increased requirements and costs related to cybersecurity; any damage to our reputation; the impacts of natural disasters, potential terrorist attacks or other catastrophic events; the physical impacts of climate change and the transition to a lower carbon future; our ability to manage the financial and operational risks related to achieving our carbon emission reduction goals, including our Net Zero Goal; our debt obligations; any changes to our credit rating or the credit rating of certain of our subsidiaries; adverse economic and capital market conditions, including increases in inflation or interest rates, recession, or changes in investor sentiment; economic regulation and the impact of regulatory rate reviews; our ability to obtain expected financial or regulatory outcomes; economic conditions in certain industries; the reliability of customers and suppliers to fulfill their payment and contractual obligations; the ability of our subsidiaries to generate cash; pension funding obligations; potential impairments of goodwill; the outcome of legal and regulatory proceedings, investigations, incidents, claims and litigation; compliance with changes in, or new interpretations of applicable laws, regulations and tariffs; the cost of compliance with environmental laws and regulations and the costs of associated liabilities; changes in tax laws or the interpretation thereof; and other matters set forth in Item 1, "Business," Item 1A, "Risk Factors" and Part II, Item 7, "Management’s Discussion and Analysis of Financial Condition and Results of Operations," of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, some of which risks are beyond our control. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time.

All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events or changes to the future results over time or otherwise, except as required by law.

Schedule 1 - Reconciliation of Consolidated Net Income Available to Common Shareholders to Net Operating Earnings Available to Common Shareholders (Non-GAAP) (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,

(in millions, except per share amounts)	2023	2022	2021	2023	2022	2021
GAAP Net Income Available to Common Shareholders	$225.6	$230.8	$152.2	$661.7	$749.0	$529.8
Adjustments to Operating Income :
Operating Revenues:
Weather - compared to normal	13.4	(3.2)	13.7	60.6	(24.9)	1.2
FAC adjustment(1)	—	—	—	—	8.0	—
Greater Lawrence Incident	—	—	1.2	—	—	9.2
Plant retirement costs	—	—	1.9	—	—	14.1
Operating Expenses:
NiSource Next initiative(2)	—	—	2.6	—	3.3	24.7
Massachusetts Business related amounts(3)	—	—	—	—	(105.0)	6.8
Total adjustments to operating income	13.4	(3.2)	19.4	60.6	(118.6)	56.0
Other Income (Deductions):
Interest rate swap settlement gain	—	(10.0)	—	—	(10.0)	—
Income Taxes:
Tax effect of above items(4)	(3.3)	3.4	(4.9)	(15.8)	27.8	(14.6)
Preferred Dividends:
Preferred dividends redemption premium(5)	3.6	—	—	9.8	—	—
Total adjustments to net income (loss)	13.7	(9.8)	14.5	54.6	(100.8)	41.4
Net Operating Earnings Available to Common Shareholders (Non-GAAP)	$239.3	$221.0	$166.7	$716.3	$648.2	$571.2
Diluted Average Common Shares	449.3	445.9	428.8	447.9	442.7	417.3
GAAP Diluted Earnings Per Share(6)	$0.50	$0.52	$0.36	$1.48	$1.70	$1.27
Adjustments to diluted earnings (loss) per share	0.03	(0.02)	0.03	0.12	(0.23)	0.10
Non-GAAP Diluted Net Operating Earnings Per Share	$0.53	$0.50	$0.39	$1.60	$1.47	$1.37
(1)Represents fuel costs deemed over-collected from customers through the FAC mechanism and ordered to be refunded to customers.
(2)Represents incremental severance and third-party consulting costs incurred in connection with the NiSource Next initiative.
(3)Represents proceeds from a property insurance settlement related to the Greater Lawrence Incident. 2021 primarily represents final net working capital adjustments to the purchase price for the loss incurred on the sale of the Massachusetts Business.
(4)Represents income tax expense calculated using the statutory tax rates for legal entity.
(5)Represents the difference between the carrying value on the redemption date of the Series A Preferred Stock and the total amount of consideration paid to redeem plus an excise tax liability incurred under the IRA, net of the fair value of common shares issued during 2023.
(6)The GAAP Diluted Earnings Per Share numerator is equal to Net Operating Earnings Available to Common Shareholders adjusted for income allocated to participating securities plus add-backs for interest expense incurred, net of tax, related to Series A Equity Unit purchase contracts.